UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 4, 2021

REDHAWK HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54323	20-3866475
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification No.)

100 Petroleum Drive, Suite 200, Lafayette, Louisiana 70508
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 269-5933

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

RedHawk Medical Products and Services, LLC (“RHMP”), a wholly-owned subsidiary of RedHawk Holdings Corp. (the “Registrant”, “we” or “us”), entered into an Exclusive Distribution Agreement on July 28, 2021 (the “Agreement”) with a Texas-based medical device distributor (“Distributor”), for the exclusive global distribution of RHMP’s line of needle incineration devices (“SANDD™”). Under the Agreement, the Distributor has committed, among other things, to purchase from RHMP, a minimum of 44,500 SANDD mini™, SANDD HP™ or SANDD FR™ needle incineration devices, 35,000 SANDD Pro™ needle incineration devices, and certain other medical supplies. The five-year Agreement (with a three year extension if both parties agree) with annual renewals, provides that RHMP will sell the SANDD™ devices to the Distributor at its customary distributor prices. The Agreement can be terminated by either party during the term at the end of each anniversary of the Agreement, if either party provides the other at least 30 days prior notice. The Agreement may also be terminated upon the breach of either party (after a 14 day cure period), including if certain required minimum sales are not met, and for certain other reasons. The Agreement includes customary intellectual property, confidentiality and non-compete requirements.

RHMP expects the initial orders from the Distributor to commence during the three month period ending September 30, 2021, with the Distributor’s initial marketing efforts focused on sales into certain mutually agreed upon international territories.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REDHAWK HOLDINGS CORP.

Date: August 4, 2021	By:	/s/ G. Darcy Klug
G. Darcy Klug
Chief Financial Officer